Exhibit 99.1

LETTER OF TRANSMITTAL

With respect to the Exchange Offer Regarding the

€1,000,000,000 6.000% Senior Notes due 2025 issued by Teva Pharmaceutical Finance Netherlands II B.V.

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 PM, NEW YORK CITY TIME, ON , 2020, UNLESS EXTENDED
Deliver to: The Bank of New York Mellon, London Branch (the “Exchange Agent”)

By Facsimile (Eligible Institutions Only): +44 (0) 207 964 2728 (provide call back telephone number on fax cover sheet for confirmation)	By Mail, Overnight Courier or Hand: The Bank of New York Mellon, London Branch One Canada Square London E14 5AL Tel: +44 (0) 1202 689 644 Fax: +44 (0) 20 7964 2728 email: debtrestructuring@bnymellon.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated            , 2020 (the “Prospectus”) of Teva Pharmaceutical Finance Netherlands II B.V., a private company with limited liability incorporated under Dutch law (the “Issuer”), and this Letter of Transmittal and the instructions hereto with respect to the Issuer’s exchange offer of an aggregate principal amount of up to €1,000,000,000 of the Issuer’s 6.000% Senior Notes due 2025 (the “Exchange Euro Notes”) for an equal principal amount of its outstanding 6.000% Senior Notes due 2025 (the “Original Euro Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), set forth therein (the “Exchange Offer”). I understand that the Exchange Offer must be accepted on or prior to 11:59 PM, New York City time, on            , 2020.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Original Euro Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Euro Notes held by you for the account of the undersigned is (FILL IN AMOUNT): € of the Original Euro Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐ TO TENDER the following Original Euro Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF ORIGINAL EURO NOTES TO BE TENDERED, IF ANY): €            (must be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof).

☐ NOT TO TENDER any Original Euro Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Euro Notes held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Issuer and you that:

1.	The undersigned is acquiring the Exchange Euro Notes, for which the Original Euro Notes will be exchanged, in the ordinary course of its business;

2.

Neither the undersigned nor any other person acquiring Exchange Euro Notes in exchange for the undersigned’s Original Euro Notes in the Exchange Offer is engaging in or intends to engage in a distribution of the Exchange Euro Notes within the meaning of the federal securities laws of the United States;

3.

The undersigned is not engaged in, and does not intend to engage in, and does not have an arrangement or understanding with any person to participate in, the “distribution” (as defined in the Securities Act) of Exchange Euro Notes;

4.	The undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuer; and

5.	The undersigned is not a broker-dealer and does not engage in, and does not intend to engage in, a distribution of the Original Euro Notes or the Exchange Euro Notes.

Once the Issuer accepts the tender of the Original Euro Notes, this Letter of Transmittal is a binding agreement between the undersigned and the Issuer.

The Issuer reserves the absolute right to:

1.	reject any and all tenders of any particular Original Euro Notes not properly tendered;

2.	refuse to accept any Original Euro Notes if, in its reasonable judgment or the judgment of its counsel, the acceptance would be unlawful; and

3.	waive any defects or irregularities or conditions of the Exchange Offer as to any particular Original Euro Notes before the expiration of the Exchange Offer.

If the undersigned is a broker-dealer, and acquired the Original Euro Notes for its own account as a result of market making activities or other trading activities, the undersigned represents that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Euro Notes received in respect of such Original Euro Notes pursuant to the Exchange Offer.

The undersigned also authorizes you to:

1.	confirm that the undersigned has made such representations; and

2.	take such other action as necessary under the Prospectus to effect the valid tender of such Original Euro Notes.

The undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Euro Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Euro Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled “Exchange Offer.”

The Exchange Offer is subject to certain conditions, described in the Prospectus in the section entitled “The Exchange Offer—Conditions of the Exchange Offer.”

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

This Letter of Transmittal is to be used if certificates of Original Euro Notes are to be forwarded herewith. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.

The term “Holder” with respect to the Exchange Offer means any person in whose name Original Euro Notes are registered on the books of the Issuer or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Original Euro Notes must complete this Letter of Transmittal in its entirety.

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